UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 20, 2018

(Date of earliest event reported)

CLEARFIELD, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN 55428

(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 20, 2018, Clearfield, Inc. (the “Company”) and Calix, Inc. (“Seller”) entered into and simultaneously closed the transactions contemplated by that certain Asset Purchase Agreement attached hereto as Exhibit 2.1 (the “Purchase Agreement”). On February 21, 2018, the Company issued a press release attached hereto as Exhibit 99.1 announcing the Purchase Agreement transactions.

Pursuant to the Purchase Agreement, the Company purchased from Seller assets relating to a portfolio of outdoor powered cabinet products. The purchased assets include certain identified contracts, technology and intellectual property rights, inventory, tangible personal property, warranties, representations and guarantees from suppliers, distributors, manufacturers and contractors relating to products sold to Seller, claims relating to the purchased assets or assumed liabilities, marketing materials and product documentation.

As consideration for the purchased assets, the Company paid the Seller $10,350,000 in cash and assumed certain liabilities of Seller, including obligations and liabilities arising from the purchased assets after the closing, liabilities under the identified contracts assigned to the Company, certain warranty obligations of Seller, and certain purchase commitments relating to the products. The purchase price was paid from the Company’s cash on hand.

In connection with the Purchase Agreement, the Company and the Seller also entered into various ancillary agreements, including an agent channel agreement by which the Seller has become a reseller of the outdoor powered cabinet products purchased by the Company on a nonexclusive basis for an initial term of eighteen months, subject to earlier termination.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement dated February 20, 2018 by and between Calix, Inc. and Clearfield, Inc.

99.1	Press Release Issued on February 21, 2018 by Clearfield, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

Dated: February 21, 2018	By	/s/ Cheryl Beranek
Cheryl Beranek, Chief Executive Officer